Exhibit 99.1

Richard Lewis Communications, Inc.
public relations • advertising • marketing
35 West 35th Street, Suite 505, New York, NY 10001-2205
Telephone: 212/827-0020 Fax: 212/827-0028 E-mail:
www.rlcinc.com

FOR IMMEDIATE RELEASE

NYMAGIC, INC. ANNOUNCES APPOINTMENTS

New York, August 17, 2009 –NYMAGIC, INC. (NYSE: NYM) announced today the appointment of senior officers at its subsidiary, Mutual Marine Office, Inc. Tim McAndrew has been appointed Executive Vice President and Chief Underwriting Officer – Ocean Marine. In addition, Ed Skoch has been appointed Executive Vice President and Chief Underwriting Officer – Other Liabilities and Inland Marine/Fire. Tim and Ed will report directly to George Kallop, President and Chief Executive Officer.

Tim McAndrew has over 28 years of experience in the insurance industry, and he has been working in the marine insurance industry since 1983. Tim joined the Company as a marine underwriter in 1989 and has expanded his role and responsibilities with the company over the years. His most recent title was Senior Vice President and Manager of the Marine and Energy Division. Prior to joining the Company, Tim held positions with Allstate, Navigators and Highlands Insurance Companies. Tim is a Certified Property and Casualty Underwriter and also attained the Associate Marine Insurance Management Designation.  Tim is a graduate of Lafayette College and attended Rutgers Graduate School of Management.

Ed Skoch has over 17 years of experience in the insurance industry. Mr. Skoch joined the Company in 2001. Most recently, he was Senior Vice President and Manager of the Professional Liability and Excess Workers Compensation Division, a position he has occupied for the past four years. Previously, Mr. Skoch managed excess workers’ compensation underwriting and co-managed professional liability underwriting beginning in 2003. Before that, he managed large casualty and professional liability claims. Prior to joining the Company, Mr. Skoch worked in a variety of positions for insurance carriers as a claims adjuster, defense counsel and coverage counsel. Mr. Skoch is an attorney and member of several state bars. He graduated from Northwestern School of Law of Lewis and Clark College and John Carroll University.

George Kallop, President and Chief Executive Officer, commented, “These appointments represent an important step forward in the management of our business. Tim and Ed bring a wealth of experience and fresh ideas that are expected to strengthen and grow our underwriting business. We are committed to increasing new product development and expanding marketing initiatives as a means to achieving profitable growth in premiums written and earned.”

Mark W. Blackman, formerly NYMAGIC’s Executive Vice President and Chief Underwriting Officer resigned as an officer and employee of NYMAGIC and its subsidiaries last week. He continues to serve as a Director of NYMAGIC.

NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in underwriting ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York and Chicago.

Any forward-looking statements concerning the Company’s operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company’s performance and the Company’s ability to pay dividends in 2009 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates, which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, the estimation of loss reserves and loss reserve development, net loss retention, the effect of competition, the ability to collect reinsurance recoverables, the availability and cost of reinsurance, changes in the value of the Company’s investment portfolio, changes in the ratings assigned to the Company by rating agencies and other risks and uncertainties as included in the Company’s filings with the Securities and Exchange Commission. These risks could cause actual results for the 2009 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.

CONTACT:

NYMAGIC, INC.

A. George Kallop, 212-551-0744

or

Richard Lewis Communications, Inc.

Gregory Tiberend, 212-827-0020